Exhibit 4.3

SolarCity Corporation, as Issuer,

-and-

U.S. Bank National Association, as Trustee

Seventy-Third SUPPLEMENTAL INDENTURE

Dated as of June 22, 2015

to

INDENTURE

Dated as of October 15, 2014

3.60% Solar Bonds, Series 2015/C55-5

	TABLE OF CONTENTS
		PAGE
ARTICLE 1 DEFINITIONS
SECTION 1.01	Scope of Supplemental Indenture	2
SECTION 1.02	Definitions	2
ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01	Title and Terms	3
SECTION 2.02	Depository Global Securities	3
SECTION 2.03	Payments	3
ARTICLE 3 SURVIVOR’S OPTION

SECTION 3.01	Survivor’s Option	3

ARTICLE 4 MISCELLANEOUS PROVISIONS
SECTION 4.01	Trustee Acceptance	5
SECTION 4.02	Governing Law	5
SECTION 4.03	Trust Indenture Act	5
SECTION 4.04	Execution in Counterparts	5
SECTION 4.05	Severability	5
SECTION 4.06	Appointment of Paying Agent, Security Registrar and Place of Payment	5
SECTION 4.07	Ratification of Original Indenture	6
EXHIBIT
Exhibit A	Form of Note	A-1

i

Seventy-Third SUPPLEMENTAL INDENTURE, dated as of June 22, 2015 (the “Supplemental Indenture”), between SolarCity Corporation, a Delaware corporation (hereinafter called the “Company”), having its principal executive office located at 3055 Clearview Way, San Mateo, California, 94402, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”), to the indenture, dated as of October 15, 2014, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, unlimited as to principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 801(8) of the Original Indenture provides for the Company and the Trustee to enter into a supplemental indenture to the Original Indenture to provide for the issuance of and establish the forms and terms and conditions of Securities as permitted by Sections 201 and 301 of the Original Indenture;

WHEREAS, the Board of Directors and the Offering Committee thereof have duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its 3.60% Solar Bonds, Series 2015/C55-5 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note contemplated is to be substantially in the form hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

Article 1
DEFINITIONS

SECTION 1.01  Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any other such Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions in the Original Indenture.  If Notes are not authenticated on the Issue Date (as defined in Section 1.02 below), this Supplemental Indenture shall be null and of no effect.

SECTION 1.02  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“DTC” means The Depository Trust Company.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture and this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on August 15, 2015.

“Issue Date” means July 2, 2015 or such other date as the Company may identify in a written notice to the Trustee.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Noteholder,” “Holder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the fifteenth day prior to such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means, with respect to the payment of principal on the Notes, July 2, 2020.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01  Title and Terms. There is hereby established a series of Securities designated the “3.60% Solar Bonds, Series 2015/C55-5”.  The aggregate principal amount of the Notes shall not be limited and shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 303 of the Indenture.  The Notes shall be issued only in fully registered form, in denominations of $1,000 and any integral multiples thereof.  Up to $10,000,000 aggregate principal amount of Notes will be authenticated on the Issue Date (the “Initial Notes”).

The Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and conditions, except for any difference in the issue price, Issue Date and interest accrued prior to the issue date of the Additional Notes, as the Initial Notes, in an unlimited aggregate principal amount.  Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

SECTION 2.02  Depository Global Securities.  The Notes initially shall be represented by one or more permanent Depository Global Securities and registered in the name of Cede & Co., the nominee of DTC.  The Form of Note shall be substantially as set forth in Exhibit A, which is incorporated into and shall be deemed a part of this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.  Each Depository Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be retained by the Trustee, as custodian for DTC, at its Corporate Trust Office.  The aggregate principal amount of the Depository Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian, and of DTC or its nominee, as hereinafter provided.

SECTION 2.03  Payments.  The principal amount of Notes then Outstanding shall be payable at the Stated Maturity.  Interest on the Notes shall accrue at a rate of 3.60% per annum, from and including the Issue Date with respect to such Notes, or from the most recent date on which interest has been paid or duly provided for with respect to such Notes, to, but excluding, the next Interest Payment Date, until the principal thereof is paid or made available for payment.  Interest shall be payable in arrears on each Interest Payment Date, beginning on August 15, 2015, to the Persons in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  If any Stated Maturity or Maturity of, or any other day on which a payment is due shall be a day which is not a Business Day, then such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day. Interest will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full semi-annual interest period will be computed on the basis of the number of days elapsed in a 180-day semi-annual period of six 30-day months.

The Paying Agent shall (upon receipt of sufficient immediately available funds from the Company) pay the principal of and interest on any Note in immediately available funds to the registered holder thereof (which shall be DTC or its nominee or any other depository, in the case of Depository Global Securities).  All payments on the Notes will be made in US. Dollars or in such other coin or currency of the United States of America as of the time of payment is legal tender for the payment of public and private debts.

Article 3
SURVIVOR’S OPTION

SECTION 3.01  Survivor’s Option.  The Notes shall contain a provision that provides for the optional repayment of the Notes prior to their Stated Maturity, if requested by the authorized representative of the beneficial owner of those Notes (the “Representative”), following the death of the beneficial owner (a “Survivor’s Option”), so long as the Notes were owned by the beneficial owner or his or her estate at least six months prior to the request and certain documentation requirements are satisfied; provided, however, that if the terms of any such Note conflict with any provision of this Article 3, the terms of such Note shall govern.  Pursuant to the valid exercise of the Survivor’s Option, the Company shall repay any Note (or portion thereof) properly tendered for repayment by the Representative under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or surviving joint owner with such deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Note plus accrued and unpaid interest to, but not including, the date of such repayment (or at a price equal to the amortized face amount for Original Issue Discount Securities on the date of such repayment), subject to certain limitations.  Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

The Company has the discretionary right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the principal amount of all the Notes outstanding as of the end of the most recent calendar year.  The Company also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representative of any individual deceased beneficial owner of Notes in such calendar year.  The Company may also limit the exercise of the Survivor’s Option to principal amounts of $1,000 and integral multiples of $1,000.  Each of these limitations is referred to herein as a “Put Limitation.”

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed to be the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment.  However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased holder’s spouse will be deemed to be the death of a beneficial owner only with respect to the deceased person’s interest in the Note, and only the deceased beneficial owner’s percentage interest in the principal amount of the Note will be subject to repayment to the estate of the deceased beneficial owner upon application of the applicable Representative.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed to be the death of the beneficial owner of such Note for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Trustee and the Company.  Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between spouses.  In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

Tenders of Notes (or portion thereof) pursuant to valid exercises of the Survivor’s Option shall be accepted in the order all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene a Put Limitation, if applied.  If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded a Put Limitation, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened such Put Limitation, if applied, shall be deemed to be tendered in the following calendar year in the order such Notes (or portions thereof) were originally tendered.  Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 30 or more calendar days after the date of acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to a valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice, by first-class mail to the applicable Representative, that states the reason such Note (or portion thereof) has not been accepted for payment.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised, the Trustee and the Company must receive from the applicable Representative:  (i) a written request for repayment signed by such Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States or medallion guaranteed by a savings bank or credit union; (ii) as applicable, tender of the Note to be repaid; (iii) appropriate evidence that (A) the deceased was the beneficial owner of the Note at the time of death and the interest in such Note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred and the date of such death and (C) such Representative has authority to act on behalf of the deceased beneficial owner; (iv) if applicable, a properly executed assignment or endorsement; (v) if the interest in such Note is held by a nominee, trustee, custodian or other person in a similar capacity of the deceased beneficial owner, a certificate satisfactory to the Trustee and the Company from such nominee, trustee, custodian or similar person attesting to the deceased’s beneficial ownership in such Note; (vi) tax waivers and such other instruments or documents that the Trustee and the Company reasonably require in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Trustee or the Company reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Notes.

For Notes represented by a Depository Global Security, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note.  To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner:  (i) a written instruction to such broker or other entity to notify the Depository of the Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option; (ii) the documents referenced above in the preceding paragraph; (ii) a certificate satisfactory to the Trustee and the Company from such broker or other entity stating that it represents the deceased beneficial owner; and (iii) a detailed description of the Note, including CUSIP, interest rate, and Maturity Date.  Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

Subject to the Company’s right hereunder with respect to any Put Limitation, and provided that the requisite items above are in fact received by the Trustee, the Trustee shall be entitled to fully rely, and shall have no liability in relying, on the information supplied by a broker, the Representative or other entity with respect to the above and/or in processing the exercise of the Survivor’s Option.  All questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties, and the Trustee shall be entitled to fully rely upon the Company’s determination as to the eligibility or validity of any exercise of a Survivor’s Option and shall not be liable with respect to the acceptance or rejection of any exercise of the Survivor’s Option.

Article 4
MISCELLANEOUS PROVISIONS

SECTION 4.01  Trustee Acceptance.  The Trustee has accepted the supplement of the Original Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Original Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 4.02  Governing Law.  This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.03  Trust Indenture Act.  This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 4.04  Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.05  Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06  Appointment of Paying Agent, Security Registrar and Place of Payment.  The Company initially appoints the Trustee to act as Paying Agent and Security Registrar for the Notes, subject to and in accordance with the terms and conditions set forth herein and in the Original Indenture.  The Trustee shall have all of the rights, benefits and immunities of a Paying Agent and Security Registrar as set forth herein and therein.  The Company initially designates the Corporate Trust Office of the Trustee as the Place of Payment for the Notes and the office or agency described in Section 902 of the Original Indenture and initially designates DTC as the Depositary for the Notes.  The Company may change the Paying Agent or the Security Registrar without prior notice to or consent of the Holders, and the Company or any of its subsidiaries may act as Paying Agent or Security Registrar.

SECTION 4.07 Ratification of Original Indenture.  The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee and the Paying Agent under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee and the Paying Agent hereunder, as if set forth herein in full.

U.S. Bank National Association hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions herein above set forth.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

SOLARCITY CORPORATION

By:	/s/ Brad Buss
Name: Brad Buss
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly Freeney
Name: Beverly Freeney
Title: Vice President

Exhibit A

Form of Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SOLARCITY CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FORM OF GLOBAL NOTE

SOLARCITY CORPORATION
3.60% Solar Bonds, Series 2015/C55-5

CUSIP: 83417KCG1

No. 1	Principal Amount (US)
$__________
(as revised by the Schedule of Increases and Decreases in Global Note attached hereto)

SolarCity Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., the registered Holder hereof, or registered assigns, the principal sum of ____________________________ Dollars ($_______) (as revised by the Schedule of Increases and Decreases in Global Note attached hereto), on July 2, 2020 (or such portion thereof as may be payable on the date of repayment by the Company prior to the Stated Maturity pursuant to the valid exercise of the Survivor’s Option) at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually, on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on August 15, 2015, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.60%, from and including the most recent Interest Payment Date in respect of which interest has been paid (or, with respect to the initial Interest Payment Date for any Note, or portion thereof, from and including the date of issuance of the Note, or portion thereof). If any Stated Maturity or Maturity of, or any other day on which a payment is due shall be a day which is not a Business Day, then such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day. Interest will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full semi-annual interest period will be computed on the basis of the number of days elapsed in a 180-day semi-annual period of six 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or other duly authorized Authenticating Agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

SOLARCITY CORPORATION

By:
Name: Brad Buss
Title: Chief Financial Officer

ATTEST:

By
Name: Seth Weissman
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE
SOLARCITY CORPORATION
3.60% Solar Bonds, Series 2015/C55-5

This note is one of a duly authorized issue of notes of the Company, designated as its “3.60% Solar Bonds, Series 2015/C55-5” (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of October 15, 2014 (the “Original Indenture”), between the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented with respect to the Notes by the Seventy-Third Supplemental Indenture, dated as of June 22, 2015 (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company, as issuer, and the Trustee, as trustee and as the authenticating agent, paying agent and security registrar (herein called the “Authenticating Agent,” “Paying Agent” and “Security Registrar”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Authenticating Agent, Paying Agent, Security Registrar, the Company and the Holders of the Notes.  Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

This Note shall be repayable at the option of the Holder prior to its Stated Maturity if properly exercised pursuant to the Survivor’s Option.  In the event of repayment of a Note, in whole or in part, annotation of such repayment shall be made by the Trustee on the Schedule of Increases and Decreases in Global Note.

If an Event of Default (other than an Event of Default specified in clauses (4), (5) or (6) of Section 501 of the Indenture) occurs and is continuing with respect to the Notes, then the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of all the Notes, and accrued and unpaid interest, if any, and premium, if any, thereon to be due and payable immediately.  If an Event of Default specified in clauses (4), (5) or (6) of Section 501 occurs, then the principal and accrued and unpaid interest, if any, and premium, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.  Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and not to be continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures to modify provisions of the Indenture, subject to exceptions permitting the modification of the Indenture without the consent of any Holder of Notes or requiring the consent of each Holder of a Note affected by such modification all as set forth in the Indenture.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiples thereof.  The Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations, on the terms and subject to the conditions and limitations set forth in the Indenture.

The Company, the Trustee, Authenticating Agent, Paying Agent and Security Registrar may deem the registered holder to be, and may treat the registered holder as, the absolute owner of this Note (whether or not amounts under this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar), for the purpose of receiving payment of or on account of the principal of, and interest on this Note and for all other purposes; and neither the Company or the Trustee nor any Authenticating Agent, Paying Agent or any Security Registrar shall be affected by any notice to the contrary.  All such payments so made to the registered holder for the time being, or upon the registered holder’s orders, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon this Note.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Schedule of Increases and Decreases in Global Note

SOLARCITY CORPORATION
3.60% Solar Bonds, Series 2015/C55-5

The following increases or decreases in this Note have been made:

Date of Increase or Decrease	Amount of Increase in Principal Amount of This Note	Amount of Decrease in Principal Amount of This Note	Principal Amount of This Note Following Such Increase or Decrease	Signature of Authorized Signatory of Trustee or Security Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

________________________________________________________________________

________________________________________________________________________

(Insert assignee’s social security or tax identification number)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints ____________________________ as agent to transfer this Note on the Security Register.  The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

By checking this box, the undersigned represents that:  (1) it is the authorized representative of the deceased beneficial owner identified below; (2) (a) the deceased was the beneficial owner of the principal amount of the SolarCity Corporation 3.60% Solar Bonds, Series 2015/C55-5 (the “Notes”) listed below at the date of his or her death and the Notes have been held by the deceased beneficial owner or his or her estate for at least six-months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; (3) it hereby elects to tender the principal amount of Notes set forth below for repayment by SolarCity Corporation for a price equal to 100% (or such lesser amount as may be accepted for payment) of the principal amount of the beneficial interest of the deceased owner plus accrued interest to the date of repayment; and (4) it acknowledges that SolarCity Corporation’s acceptance of the election submitted hereby is subject to, in SolarCity Corporation’s sole discretion, certain aggregate limitations on the amount of Notes that shall be accepted by SolarCity Corporation from authorized representatives of all deceased beneficial owners in any calendar year.

The deceased beneficial owner held the principal amount of Notes to be tendered as (check one):

___ a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest

___ a tenant in common with another (other than a spouse).  If applicable, please provide the amount of interest held by the deceased beneficial owner.  $_______________________

Full Name of deceased beneficial owner (please attach death certificate):

_____________________________________________________________________________

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

_____________________________________________________________________________

Signature Guarantee: ___________________________________________________________

Participant in a recognized Signature Guarantee

Medallion Program (or other signature guarantor

program reasonably acceptable to the Trustee and SolarCity Corporation)

Principal amount of Notes being tendered for repayment (only principal amounts of $1,000 and integral multiples of $1,000):  $__________________________________________________________

SolarCity Corporation may, in its sole discretion, limit the aggregate principal amount of Notes that shall be accepted by it from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the principal amount of all the Solar Bonds outstanding as of the end of the most recent calendar year.  SolarCity Corporation also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Solar Bonds as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of Solar Bonds in such calendar year.  Additional tender limitations and terms of acceptance are also applicable and are more fully described in the Seventy-Third Supplemental Indenture dated June 22, 2015 and the Program Supplement dated March 9, 2015 to the Prospectus dated October 15, 2014.  The Trustee, on behalf of and at the direction of SolarCity Corporation, has the right to reject tenders of Notes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN